Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
QR PHARMA, INC.

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

ARTICLE I

The name of the corporation is QR Pharma, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901 in the County of Kent.  The name of the Corporation’s registered agent at such address is Capitol Corporate Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.                                    Classes of Stock.  The aggregate number of shares which the Corporation shall have the authority to issue is 8,000,000 shares, divided into 6,000,000 shares of Common Stock, par value $.0001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”).

B.                                    Preferred Stock.  The Board of Directors of the Corporation (the “Board”) shall have the authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more certificates of designation providing for the designation of one or more classes or series of the Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate of Incorporation, as amended from time to time (the “Certificate”).  Subject to compliance with applicable protective voting rights that may be granted to the Preferred Stock or series thereof in certificates of designation or the Certificate, but notwithstanding any other rights of the Preferred Stock or of series thereof, the rights, preferences, privileges and restrictions of any such additional series or classes of the Preferred Stock may be subordinated to, pari passu with (including, without limitation, in provisions regarding dividend, liquidation and acquisition preferences and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of the Preferred Stock or the Common Stock.

C.                                    Common Stock.  The Common Stock shall have the following relative rights, preferences, qualifications, privileges, limitations and restrictions:

1.                                      Dividend Rights.  Subject to the rights of holders of all classes of stock at the time outstanding having rights that are prior to or pari passu with the holders of the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.                                      Liquidation Rights.  Subject to the rights of holders of all classes of stock at the time outstanding having rights that are prior to or pari passu with the holders of the Common Stock as to liquidation, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the holders of Common Stock.

3.                                      Voting Rights.  The holders of Common Stock shall have the right to one vote for each share of Common Stock, shall be entitled to vote upon such matters and in such manner as may be provided by law and shall be entitled to notice of any meetings of stockholders in accordance with the By-Laws of the Corporation.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Except as otherwise provided in the Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the By-Laws of the Corporation.

ARTICLE VI

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the DGCL expressly provides that the liability of a director may not be eliminated or limited.  No amendment or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the

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creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws of the Corporation.  Subject to any additional vote required by the Certificate, the number of directors of the Corporation shall be determined in a manner set forth in the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

ARTICLE IX

Unless the Certificate is amended or repealed with respect to this Article IX or unless the By-Laws of the Corporation designate otherwise, the Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

A.                                    Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and be held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, and unless the DGCL or other applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section C of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part

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thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

B.                                    Payment of Expenses.  The right to indemnification conferred in Section A of this Article X shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter in “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

C.                                    Claims.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article X shall be contract rights.  If a claim under Section A or B of this Article X is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including the Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, its independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article X or otherwise, shall be on the Corporation.

D.                                    Nonexclusive Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right that any person may

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have or hereafter acquire under the Certificate, any statutes, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

E.                                    Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

F.                                     Other Services.  The Corporation’s obligation, if any, to indemnify any person who was or is serving as a director, officer, employee or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

G.                                   Amendment or Repeal.  Any amendment, repeal or modification of the foregoing provision of this Article X shall not adversely affect any right or protection of a director or officer existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director or officer or occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE XI

The Corporation shall have perpetual existence.

ARTICLE XII

The name and mailing address of the incorporator is as follows:

Ann Marie Bruski
c/o Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103-4196

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I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and, accordingly, have hereunto set my hand this 29th day of April, 2008.

/s/ Ann Marie Bruski
Ann Marie Bruski

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QR PHARMA, INC.

QR Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of QR Pharma, Inc. (the “Corporation”), at a meeting duly called and held on December 16, 2014, duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to provide as set forth on Exhibit A hereto.

SECOND:  Thereafter, in accordance with a resolution of the Board, the holders of a majority of the outstanding shares of all capital stock of the Corporation voted in favor of the amendment.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL, and written notice has been given as provided in Section 228.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 19th day of December, 2014.

QR PHARMA, INC.

By:	/s/ Maria L. Maccecchini
	Name:	Maria L. Maccecchini
	Title:	President and CEO

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EXHIBIT A

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirteen Million (13,000,000) shares, divided into Eight Million (8,000,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”) and Five Million (5,000,000) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”).

Upon the time that this Certificate of Amendment becomes effective pursuant to the DGCL (the “Effective Time”), without any further action on the part of the Corporation or its stockholders, all shares of the Corporation’s Common Stock that were authorized and issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined into shares of Common Stock at the rate of one share of Common Stock for each 5.5387 shares of Old Common Stock.  At the Effective Time, the certificates representing shares of the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation for any purpose.  Thereupon, there shall be issued to each holder of Old Common Stock in such holder’s name and at the address as shown on the records of the Corporation, a certificate for the number of shares of Common Stock into which the shares of Old Common Stock were combined; provided, however, that the Corporation shall not issue any fractional shares of Common Stock but shall round the number of shares of Common Stock to which each holder of Old Common Stock would otherwise be entitled so that any portion of a share equal to less than one whole share is rounded up.  Whether or not fractional shares would be issuable shall be determined on the basis of the total number of shares of Old Common Stock owned by the applicable holder and the aggregate number of shares of Common Stock issuable upon the foregoing combination.  All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock set forth in the Corporation’s Certificate of Incorporation shall be appropriately adjusted to give effect to the foregoing combination.

Subject to the foregoing, the following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      Dividend Rights.  Subject to the rights of holders of Preferred Stock as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.                                      Liquidation Rights.  Subject to the rights of holders of Preferred Stock as to liquidation, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the holders of Common Stock.

3.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (as

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amended from time to time, the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

B.                                    PREFERRED STOCK

The Board shall have the authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more certificates of designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate of Incorporation.  Subject to compliance with applicable protective voting rights that may be granted to the Preferred Stock or a series thereof in certificates of designation or this Certificate of Incorporation, but notwithstanding any other rights of the Preferred Stock or of a series thereof, the rights, preferences, privileges and restrictions of any such additional series or classes of Preferred Stock may be subordinated to, pari passu with (including, without limitation, in provisions regarding dividend, liquidation and acquisition preferences and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of the Preferred Stock or the Common Stock.

Four Million (4,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  The Series A Preferred Stock shall rank (a) senior to the Common Stock and any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series A Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock, (b) on parity with any class or series of capital stock of the Corporation specifically ranking by its terms on parity with the Series A Preferred Stock and (c) junior to any class or series of capital stock of the Corporation specifically ranking by its terms senior to the Series A Preferred Stock, in each case, as to payment of dividends, distributions of assets upon a Liquidation or Liquidity Event or otherwise (each as defined herein or in any certificate of designation adopted as provided above and filed in accordance with the requirements of the DGCL and then in effect).  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.

1.                                      Dividend Rights.  The holders of the outstanding shares of the Series A Preferred Stock (each, a “Series A Holder” and, collectively, the “Series A Holders”) shall be entitled to

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receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Treatment at Liquidation, Dissolution or Winding Up.

2.1.1                     Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation (each such event, a “Liquidation”), the Series A Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), before any distribution or payment is made to any holders of Common Stock, an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price plus an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, whether or not declared (as it may be adjusted in the event of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such share) (the “Series A Liquidation Preference”).  If, upon Liquidation, the Available Assets shall be insufficient to pay the full amount of the Series A Liquidation Preference, the Series A Holders shall share in any distribution of Available Assets pro rata in proportion to the respective Series A Liquidation Preference that would otherwise be payable upon a Liquidation with respect to the outstanding shares of the Series A Preferred Stock if the Series A Liquidation Preference payable with respect to such shares were paid in full.

2.1.2                     Distribution of Remaining Available Assets.  After the payment in full of the Series A Liquidation Preference pursuant to Subsection 2.1.1, the remaining Available Assets, if any, shall be distributed among the holders of Common Stock in proportion to the number of shares of Common Stock then held by such holders of Common Stock, and the Series A Holders shall have no further rights thereto in respect of the shares of Series A Preferred Stock owned by them.

2.2                               Treatment of a Liquidity Event.  Unless the holders of at least of majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice to the Corporation at least ten days prior to the occurrence of a Liquidity Event stating that such Liquidity Event shall not be treated as a Liquidation, a Liquidity Event shall be treated as a Liquidation.  As used herein, “Liquidity Event” means any sale, license or other transfer, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation, or transaction or series of transactions involving the Corporation, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Corporation’s outstanding shares of capital stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the entity surviving such transaction, except to the extent resulting from the issuance and sale of Series A Preferred Stock. For purposes of this Section 2, the amount of Available Assets shall be determined as follows:

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(a)                                 insofar as Available Assets consist of cash, they shall be computed at the aggregate amount of cash held by the Corporation at the time of the liquidation, dissolution or winding up; and

(b)                                 insofar as Available Assets consist of property other than cash, they shall be computed at the fair market value thereof at the time of the liquidation, dissolution or winding up, as determined in good faith by the Board.

3.                                      Voting.

3.1                               General.  Except as otherwise stated herein, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, Series A Holders shall vote together with the holders of Common Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the holders of the Common Stock as a single class.

3.2                               Election of Directors.

3.2.1                     Preferred Directors.  The holders of record of Series A Preferred Stock, voting as a separate class, shall be entitled to elect three directors of the Corporation (the “Preferred Directors”).  The Preferred Directors may be removed by, and only by, the affirmative vote of the holders of a majority of the Series A Preferred Stock, voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.2                     Common Directors.  The holders of record of Common Stock, voting as a separate class, shall be entitled to elect one director of the Corporation (the “Common Director”).  The Common Director may be removed by, and only by, the affirmative vote of the holders of a majority of the Common Stock, voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.3                     Remaining Directors.  The holders of record of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the remaining directors of the Corporation (the “Remaining Directors”).  The Remaining Directors may be removed by, and only by, the affirmative vote of the holders of a majority of the Preferred Stock and Common Stock, voting together as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.4                     Quorum.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum

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for the purpose of electing such director.  A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series.

3.3                               Series A Preferred Stock Protective Provisions.  At any time when at least One Million (1,000,000) shares of Series A Preferred Stock (as adjusted in the event of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) are issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions, without (in addition to any other vote required by law or the Certificate of Incorporation) the consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

3.3.1                     amend the Certificate of Incorporation in a manner that would alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to adversely affect such series, or increase or decrease the number of authorized shares thereof;

3.3.2                     create any new series or class of shares having a preference or priority as to dividends or assets superior to or on a parity with the Series A Preferred Stock;

3.3.3                     apply any of its assets to the redemption or acquisition of any shares of Common Stock, except from employees, advisors, officers, directors, consultants and service providers of the Corporation on terms approved by the Board; or

3.3.4                     authorize or effect the payment of any dividend to any holders of any class or series of capital stock (other than a stock dividend payable solely in Common Stock).

4.                                      Optional Conversion.

The Series A Holders shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $0.50.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Liquidity Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Series A Holders.

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4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock to which such holder would otherwise be entitled so that any portion of a share that is equal to less than one whole share is rounded up.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a registered Series A Holder to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time: (i) issue and deliver to such Series A Holder, or to such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation

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shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, seeking to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3       Effect of Conversion.  All shares of Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any declared dividends that remain unpaid thereon.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4       No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.4          Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1       Special Definitions.  For purposes of this Article IV, the following definitions shall apply:

(a)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)           “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following (collectively, “Exempted Securities”):

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(i)            shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on, or upon conversion of, Series A Preferred Stock;

(ii)           shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)          shares of Common Stock or Options issued to employees, officers or directors of, or consultants or advisors to, and other service providers of, the Corporation or any of its subsidiaries pursuant to any equity incentive plan, option plan or other compensatory plan, program or agreement approved by the Board;

(iv)          shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities;

(v)           shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vi)          shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture, partnership, marketing, technology transfer or license or development arrangement or other strategic transaction, provided that the respective issuance is approved by the Board;

(vii)         shares of Series A Preferred Stock issued under the Series A Preferred Stock Purchase Agreement and the Conversion Agreement and Amendment, each entered into among the Corporation and the investors parties thereto as of December 19, 2014, as amended, and

(viii)        shares of Common Stock, Options or Convertible Securities issued in connection with the closing of the sale of shares of the Corporation’s capital stock in an underwritten public offering by the Corporation under the Securities Exchange Act of 1934.

4.4.2       No Adjustment of Series A Conversion Price.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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4.4.3       Deemed Issue of Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities (as defined in Subsection 4.4.1) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date ), are revised after the Series A Original Issue Date  as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security)

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to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4       Adjustment of Series A Conversion Price upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A Original Issue Date  issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) as follows:

(a)           Until December 19, 2015 (the “Full Ratchet Termination Date”), equal to the consideration per share received or deemed to have been received by the Corporation in such issuance; and

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(b)           after the Full Ratchet Termination Date, in accordance with the following formula:

CP2 = CP1*  ((A + B) ÷ (A + C)).

For purposes of the foregoing formula, the following definitions shall apply:

(i)            “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)           “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)          “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)          “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)           “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5       Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)           Cash and Property:  Such consideration shall:

(i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

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(b)           Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)            the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6       Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5          Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date  effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date  combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6          Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common

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Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the Series A Holders simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7          Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the Series A Holders shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8          Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive

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pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9          Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, promptly after the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property that then would be received upon the conversion of Series A Preferred Stock.

4.10        Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Liquidity Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

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5.             Mandatory Conversion.

5.1          Trigger Events.  Upon the earlier of (a) the closing of a sale of Common Stock pursuant to an underwritten public offering by the Corporation or the registration of the Common Stock under the Securities Exchange Act of 1934 yielding gross proceeds to the Corporation of at least $20,000,000 or (b) the date and time, or the occurrence of an event, specified by consent of the holders of at least a majority of the Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such consent is referred to herein as the “Mandatory Conversion Time”), all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate

5.2          Procedural Requirements.  All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any dividends declared but unpaid on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly

5.3          Effect of Mandatory Conversion.  All shares of Series A Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately

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cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6.             Redemption.  The Series A Preferred Stock is not redeemable.

7.             Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all Series A Holders by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

8.             Notices.  Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

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CERTIFICATE OF
QR PHARMA, INC.
AMENDING NUMBER OF SHARES OF PREFERRED STOCK
DESIGNATED AS
SERIES A PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

QR Pharma, Inc., a Delaware corporation, does hereby certify as follows:

1.             The name of the corporation (the “Corporation”) is QR Pharma, Inc.

2.             On April 29, 2008, the Corporation filed a Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.  The Certificate of Incorporation was amended pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 19, 2014 (the Certificate of Incorporation, as so amended, the “Amended Certificate”).  Out of the 5,000,000 shares of Preferred Stock that the Corporation is authorized to issue pursuant to the Amended Certificate, an aggregate of 4,000,000 shares of Preferred Stock were designated therein as “Series A Preferred Stock.”

3.             Pursuant to the authority contained in Article IV of the Amended Certificate, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted the following resolution:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by Article IV of the Amended Certificate, the Board of Directors does hereby amend the designation providing for the issuance of a series of Preferred Stock designated as “Series A Preferred Stock” so as to increase the number of shares so designated from 4,000,000 shares to 5,000,000 shares, with the relative rights, powers and preferences thereof remaining unchanged.

4.             As a result of the adoption of the foregoing resolution, the number of shares of Preferred Stock of the Corporation designated as Series A Preferred Stock has been increased from 4,000,000 shares to 5,000,000 shares.

(Signature page follows.)

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 16th day of September, 2016.

QR PHARMA, INC.

By:	/s/ Maria L. Maccecchini
	Name:	Maria L. Maccecchini
	Title:	Chief Executive Officer and President

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QR PHARMA, INC.

QR Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of QR Pharma, Inc. (the “Corporation”), at a meeting duly called and held on October 11, 2016, duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation, as amended, shall be amended as set forth on Exhibit A hereto.

SECOND:  Thereafter, in accordance with a resolution of the Board, the holders of a majority of the outstanding shares of all capital stock of the Corporation and a majority of the outstanding shares of Series A Preferred Stock of the Corporation voted in favor of the amendment.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL, and written notice has been given as provided in Section 228.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 20th day of October, 2016.

QR PHARMA, INC.

By:	/s/ Maria Maccecchini
	Name:	Maria Maccecchini
	Title:	President and CEO

4

EXHIBIT A

1.             The first paragraph of Article IV of the Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety so as to read as follows:

ARTICLE IV

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is Fourteen Million One Hundred Thirty-Four Thousand Seven Hundred Eighteen (14,134,718) shares, divided into Nine Million (9,000,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”) and Five Million One Hundred Thirty-Four Thousand Seven Hundred Eighteen (5,134,718) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”).”

2.             The second paragraph of Part B of Article IV of the Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety so as to read as follows:

“Five Million One Hundred Thirty Four Thousand Seven Hundred Eighteen (5,134,718) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  The Series A Preferred Stock shall rank (a) senior to the Common Stock and any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series A Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock, (b) on parity with any class or series of capital stock of the Corporation specifically ranking by its terms on parity with the Series A Preferred Stock and (c) junior to any class or series of capital stock of the Corporation specifically ranking by its terms senior to the Series A Preferred Stock, in each case, as to payment of dividends, distributions of assets upon a Liquidation or Liquidity Event or otherwise (each as defined herein or in any certificate of designation adopted as provided above and filed in accordance with the requirements of the DGCL and then in effect).  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.”

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QR PHARMA, INC.

QR Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of QR Pharma, Inc. (the “Corporation”), at a meeting duly called and held on September 26, 2017, duly adopted the following resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to provide as set forth on Exhibit A hereto.

SECOND:  Thereafter, in accordance with a resolution of the Board, the holders of a majority of the outstanding shares of all capital stock of the Corporation voted in favor of the amendment.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL, and written notice has been given as provided in Section 228.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 14th day of December, 2017.

QR PHARMA, INC.

By:	/s/ Maria L. Maccecchini
Maria L. Maccecchini
President and Chief Executive Officer

2

EXHIBIT A

ARTICLE IV

The total number of shares of all classes of stock that the Corporation shall have authority to issue is Sixteen Million Three Hundred Ninety-Four Thousand Two Hundred Seventy (16,394,270) shares, divided into Ten Million One Hundred Fifty Thousand (10,150,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”) and Six Million Two Hundred Forty-Four Thousand Two Hundred Seventy (6,244,270) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”).

Subject to the foregoing, the following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      Dividend Rights.  Subject to the rights of holders of Preferred Stock as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.                                      Liquidation Rights.  Subject to the rights of holders of Preferred Stock as to liquidation, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the holders of Common Stock.

3.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

B.                                    PREFERRED STOCK

The Board shall have the authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more certificates of designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate of Incorporation.  Subject to compliance with applicable protective voting rights that may be granted to the Preferred Stock or a series thereof in certificates of designation or this Certificate of Incorporation, but notwithstanding any other rights of the Preferred Stock or of a series thereof, the rights, preferences, privileges and restrictions of any such additional series or classes of Preferred Stock may be subordinated to, pari passu with (including, without limitation, in provisions regarding dividend, liquidation and acquisition preferences and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of the Preferred Stock or the Common Stock.

One Million One Hundred Eleven Thousand One Hundred Eleven (1,111,111) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  Five Million One Hundred Thirty-Three Thousand One Hundred Fifty-Nine (5,133,159) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.  The Series A-1 Preferred Stock shall rank pari passu with the Series A Preferred Stock, and each of the Series A-1 Preferred Stock and Series A Preferred Stock shall rank (a) senior to the Common Stock and any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series A Preferred Stock and Series A-1 Preferred Stock or not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock and Series A-1 Preferred Stock, (b) on parity with any class or series of capital stock of the Corporation specifically ranking by its terms on parity with the Series A Preferred Stock and Series A-1 Preferred Stock and (c) junior to any class or series of capital stock of the Corporation specifically ranking by its terms senior to the Series A Preferred Stock and Series A-1 Preferred Stock, in each case, as to payment of dividends, distributions of assets upon a Liquidation or Liquidity Event or otherwise (each as defined herein or in any certificate of designation adopted as provided above and filed in accordance with the requirements of the DGCL and then in effect).  Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article IV refer to sections and subsections of Part B of this Article IV.

1.                                      Dividend Rights.  The holders of the outstanding shares of the Series A Preferred Stock and Series A-1 Preferred Stock (each, a “Preferred Holder” and, collectively, the “Preferred Holders”) shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Treatment at Liquidation, Dissolution or Winding Up.

2.1.1                     Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation (each such event, a “Liquidation”), the Preferred Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), before any distribution or payment is made to any holders of Common Stock, as follows:

(a)                                 The holders of the Series A-1 Preferred Stock shall be entitled to receive, on a par with the amounts the holders of the Series A Preferred Stock shall be entitled to receive pursuant to Section 2.1.1(b) hereof, an amount per share of Series A-1 Preferred Stock equal to the Series A-1 Original Issue Price plus an amount equal to all declared but unpaid dividends on such share of Series A-1 Preferred Stock, whether or not declared (as it may be adjusted in the event of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such share) (the “Series A-1 Liquidation Preference”).

(b)                                 The holders of the Series A Preferred Stock shall be entitled to receive, on a par with the amounts the holders of the Series A-1 Preferred Stock shall be entitled to receive pursuant to Section 2.1.1(b) hereof, an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price plus an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, whether or not declared (as it may be adjusted in the event of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such share) (together with the Series A-1 Liquidation Preference, the “Series A Liquidation Preference”).

(c)                                  If, upon Liquidation, the Available Assets shall be insufficient to pay the full amount of the Series A Liquidation Preference, the Preferred Holders shall share in any distribution of Available Assets pro rata in proportion to the respective Series A Liquidation Preference that would otherwise be payable upon a Liquidation with respect to the outstanding shares of the Series A Preferred Stock and Series A-1 Preferred Stock if the Series A Liquidation Preference payable with respect to such shares were paid in full.

2.1.2                     Distribution of Remaining Available Assets.  After the payment in full of the Series A Liquidation Preference pursuant to Subsection 2.1.1, the remaining Available Assets, if any, shall be distributed among the holders of Common Stock in proportion to the number of shares of Common Stock then held by such holders of Common Stock, and the Preferred Holders shall have no further rights thereto in respect of the shares of Series A Preferred Stock and/or Series A-1 Preferred Stock owned by them.

2.2                               Treatment of a Liquidity Event.  Unless the holders of at least of majority of the outstanding shares of Preferred Stock elect otherwise by written notice to the Corporation at least ten days prior to the occurrence of a Liquidity Event stating that such Liquidity Event shall not be treated as a Liquidation, a Liquidity Event shall be treated as a Liquidation.  As used herein, “Liquidity Event” means any sale, license or other transfer, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation, or transaction or series of transactions involving the Corporation, or its securities, whether by consolidation, merger, purchase of shares of capital stock or other reorganization or combination or otherwise, in which the holders of the Corporation’s outstanding shares of capital stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the entity surviving such transaction, except to the extent resulting from the issuance and sale of Series A-1 Preferred Stock.  For purposes of this Section 2, the amount of Available Assets shall be determined as follows:

(a)                                 insofar as Available Assets consist of cash, they shall be computed at the aggregate amount of cash held by the Corporation at the time of the liquidation, dissolution or winding up; and

(b)                                 insofar as Available Assets consist of property other than cash, they shall be computed at the fair market value thereof at the time of the liquidation, dissolution or winding up, as determined in good faith by the Board.

3.                                      Voting.

3.1                               General.  Except as otherwise stated herein, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock and/or Series A-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, Preferred  Holders shall vote together with the holders of Common Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the holders of the Common Stock as a single class.

3.2                               Election of Directors.

3.2.1                     Preferred Directors.  The Preferred Holders, voting as a separate class, shall be entitled to elect three directors of the Corporation (the “Preferred Directors”).  The Preferred Directors may be removed by, and only by, the affirmative vote of the holders of a majority of the Preferred Stock, voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.2                     Common Directors.  The holders of record of Common Stock, voting as a separate class, shall be entitled to elect one director of the Corporation (the “Common Director”).  The Common Director may be removed by, and only by, the affirmative vote of the holders of a majority of the Common Stock, voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.3                     Remaining Directors.  The holders of record of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the remaining directors of the Corporation (the “Remaining Directors”).  The Remaining Directors may be removed by, and only by, the affirmative vote of the holders of a majority of the Preferred Stock and Common Stock, voting together as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

3.2.4                     Quorum.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series.

3.3                               Preferred Stock Protective Provisions.  At any time when at least One Million (1,000,000) shares of Preferred Stock (as adjusted in the event of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) are issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions, without (in addition to any other vote required by law or the Certificate of Incorporation) the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock:

3.3.1                     amend the Certificate of Incorporation in a manner that would alter or change the rights, preferences or privileges of the Series A Preferred Stock or Series A-1 Preferred Stock so as to adversely affect such series, or increase or decrease the number of authorized shares thereof;

3.3.2                     create any new series or class of shares having a preference or priority as to dividends or assets superior to or on a parity with the Series A Preferred Stock and Series A-1 Preferred Stock;

3.3.3                     apply any of its assets to the redemption or acquisition of any shares of Common Stock, except from employees, advisors, officers, directors, consultants and service providers of the Corporation on terms approved by the Board; or

3.3.4                     authorize or effect the payment of any dividend to any holders of any class or series of capital stock (other than a stock dividend payable solely in Common Stock).

4.                                      Optional Conversion.

The Series A Holders shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of S Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price applicable thereto by the applicable Conversion Price (as defined below) in effect at the time of conversion.  The “Series A-1 Conversion Price” shall initially be equal to $0.90 and the “Series A Conversion Price” shall initially be equal to $0.50.  The Series A-1 Conversion Price and the Series A Conversion Price may be referred to herein as a “Conversion Price.”  Each such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Liquidity Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Preferred Holders.

4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock to which such holder would otherwise be entitled so that any portion of a share that is equal to less than one whole share is rounded up.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a registered Preferred Holder to voluntarily convert shares Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time:  (i) issue and deliver to such Preferred Holder, or to such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, seeking to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action that would cause an adjustment reducing any Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.3.3                     Effect of Conversion.  All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any declared dividends that remain unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to a Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.4                               Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1                     Special Definitions.  For purposes of this Article IV, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Series A-1 Original Issue Date” shall mean the date on which the first share of Series A-1 Preferred Stock was issued.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following (collectively, “Exempted Securities”):

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on, or upon conversion of, Preferred Stock;

(ii)                                  shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)                               shares of Common Stock or Options issued to employees, officers or directors of, or consultants or advisors to, and other service providers of, the Corporation or any of its subsidiaries pursuant to any equity incentive plan, option plan or other compensatory plan, program or agreement approved by the Board;

(iv)                              shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities;

(v)                                 shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vi)                              shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture, partnership, marketing, technology transfer or license or development arrangement or other strategic transaction, provided that the respective issuance is approved by the Board;

(vii)                           shares of Series A-1 Preferred Stock issued under the Series A-1 Preferred Stock Purchase Agreement entered into among the Corporation and the investors parties thereto as of December 15, 2017, and

(viii)                        shares of Common Stock, Options or Convertible Securities issued in connection with the closing of the sale of shares of the Corporation’s capital stock in an underwritten public offering by the Corporation under the Securities Exchange Act of 1934.

4.4.2                     No Adjustment of Conversion Price.  No adjustment in any Conversion Price shall be made as the result of the issuance or deemed issuance of Additional

Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  In addition, no adjustment to a Conversion Price for any particular series of Preferred Stock shall be made as a result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series of Preferred Stock agreeing that no such adjustment shall be made as a result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities (as defined in Subsection 4.4.1) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, any Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing a Conversion Price to an amount that exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A-1 Original Issue Date ), are revised after the Series A-1 Original Issue Date  as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to the Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A-1 Original Issue Date  issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than a Conversion Price in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) as follows:

(a)                                 Until December 15, 2018 (the “Full Ratchet Termination Date”), equal to the consideration per share received or deemed to have been received by the Corporation in such issuance; and

(b)                                 after the Full Ratchet Termination Date, in accordance with the following formula:

CP2 = CP1*  ((A + B) ÷ (A + C)).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date combine the outstanding shares of Common Stock, the Conversion Prices in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Prices in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Prices then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the Preferred Holders simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the Preferred Holders shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of Preferred Stock.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, promptly after the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Prices then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property that then would be received upon the conversion of Preferred Stock.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Liquidity Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.  Upon the earlier of (a) the closing of a sale of Common Stock pursuant to an underwritten public offering by the Corporation or the registration of the Common Stock under the Securities Exchange Act of 1934 yielding gross proceeds to the Corporation of at least $20,000,000 or (b) the date and time, or the occurrence of an event, specified by consent of the holders of at least a majority of the Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such consent is referred to herein as the “Mandatory Conversion Time”), all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.

5.2                               Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any dividends declared but unpaid on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3                               Effect of Mandatory Conversion.  All shares of Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.                                      Redemption.  The Preferred Stock is not redeemable.

7.                                      Waiver.  Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding.  In addition, any of the rights, powers, preferences and other terms of a particular series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

8.                                      Notices.  Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QR PHARMA, INC.

QR Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of QR Pharma, Inc. (the “Corporation”) duly adopted the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring such amendment to be advisable.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article I of the Corporation’s Certificate of Incorporation, as amended (the “Charter”), is hereby amended and restated to provide as follows (the “Charter Amendment”):

“ARTICLE I

The name of the corporation is Annovis Bio, Inc. (the “Corporation”).”

SECOND:  The Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 9th day of April, 2019.

QR PHARMA, INC.

By:	/s/ Maria L. Maccecchini
Maria L. Maccecchini
President and Chief Executive Officer

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ANNOVIS BIO, INC.

Annovis Bio, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of Annovis Bio, Inc. (the “Corporation”), at a meeting of the Board duly called and held on July 31, 2019, duly adopted the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on April 29, 2008 and was amended pursuant to that certain Certificate of Amendment of Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on December 19, 2014, that certain Certificate of Amendment of Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on September 19, 2016, that certain Certificate of Amendment of Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on October 24, 2016, that certain Certificate of Amendment of Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on December 14, 2017 and that certain Certificate of Amendment of Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on April 10, 2019.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Annovis Bio, Inc., as amended, shall be amended as set forth on Exhibit A hereto.

SECOND:  Thereafter, pursuant to a resolution adopted by the Board, the Corporation submitted the proposed amendment to the stockholders for approval in accordance with the DGCL, and the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation, voting together as a single class.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL and written notice has been given as provided in such Section 228.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 5th day of August, 2019.

ANNOVIS BIO, INC.

By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: President and CEO

2

EXHIBIT A

The Certificate of Incorporation of the Corporation, as amended, (the “Certificate”) is hereby amended as follows:

1.                                      The first paragraph of Article 4 of the Certificate is hereby amended and restated in its entirety so as to provide as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is Sixteen Million Three Hundred Ninety-Four Thousand Two Hundred Seventy (16,394,270) shares, divided into Ten Million One Hundred Fifty Thousand (10,150,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”) and Six Million Two Hundred Forty-Four Thousand Two Hundred Seventy (6,244,270) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”).

Effective upon the time that the Certificate of Amendment to the Certificate of Incorporation of the Corporation that is being filed by the Corporation with the Secretary of State of the State of Delaware becomes effective pursuant to the Delaware General Corporation Law (the “Effective Time”), every share of the Corporation’s Common Stock that was authorized and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be and is hereby automatically reclassified and combined (without any further act by any stockholder or any other person) into 0.71428571 fully-paid and nonassessable shares of Common Stock (the “Reverse Stock Split”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation.  The Corporation shall not issue any fractional shares of Common Stock in the Reverse Stock Split.  All shares of reclassified Common Stock that are held by a stockholder as a result of the Reverse Stock Split shall be aggregated.  If, after taking into account such aggregation of shares of Common Stock held by a stockholder, the Reverse Stock Split would result in the issuance of any fractional share, such fractional share shall instead be rounded up to the nearest whole share.  The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split.  At the Effective Time, the certificates representing the shares of Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation.  All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock set forth in the Certificate of Incorporation shall be appropriately adjusted to give effect to the Reverse Stock Split, as applicable.  In addition, the adjustment provisions of Article IV(B) Section 4.5 shall be applicable to the Preferred Stock as a result of the Reverse Stock Split.”

2.                                      Article IX of the Certificate is hereby amended and restated in its entirety so as to provide as follows:

“The Corporation elects to be governed by Section 203 of the Delaware General Corporation Law.”

A-1